EXHIBIT (16)

POWER OF ATTORNEY
NEUBERGER BERMAN ETF TRUST, a Delaware business trust (the “Trust”), and each of the undersigned officers and trustees of the Trust hereby nominate, constitute and appoint Joseph V. Amato, Corey A. Issing, Brian P. Kerrane, John M. McGovern, Gariel Nahoum, Lori L. Schneider, Jennifer R. Gonzalez, Franklin H. Na, Marguerite W. Laurent, and Ndenisarya M. Meekins (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Beneficial Interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.
IN WITNESS WHEREOF, NEUBERGER BERMAN ETF TRUST has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at New York, New York this 27th day of March, 2025.
NEUBERGER BERMAN ETF TRUST

By: /s/ Joseph V. Amato Name: Joseph V. Amato Title: President and Chief Executive Officer

[SEAL]
ATTEST:

/s/ Claudia A. Brandon
Name: Claudia A. Brandon
Title: Secretary
[Signatures Continued on Next Page]

Signature	Date
/s/ Joseph V. Amato Joseph V. Amato	March 27, 2025
/s/ Michael J. Cosgrove Michael J. Cosgrove	March 27, 2025
/s/ Marc Gary Marc Gary	March 27, 2025
/s/ Martha C. Goss Martha C. Goss	March 27, 2025
/s/ Ami Kaplan Ami Kaplan	March 27, 2025
/s/ Michael M. Knetter Michael M. Knetter	March 27, 2025
/s/ Deborah C. McLean Deborah C. McLean	March 27, 2025

Signature	Date
/s/ Paul M. Nakasone Paul M. Nakasone	March 27, 2025
/s/ Tom D. Seip Tom D. Seip	March 27, 2025
/s/ Franklyn E. Smith Franklyn E. Smith	March 27, 2025